Exhibit 10.13

                              FORBEARANCE AGREEMENT


         THIS FORBEARANCE AGREEMENT ("Agreement") is entered into this 19th day of November, 2001, by and between CYNTECH TECHNOLOGY, INC., a Utah corporation (hereinafter referred to as "Cyntech"), and WINDSTAR RESEARCH AND ENGINEERING, LTD., a Cayman Islands corporation (hereinafter referred to as "Windstar"), upon the following:

                                    Premises:

         WHEREAS, Cyntech and Windstar are parties to that certain Exclusive Option Agreement, dated February 1, 2001; and

         WHEREAS, under the terms of the Exclusive Option Agreement, Cyntech is required to commence the construction of one new facility in 2001 and two new facilities in 2002; and

         WHEREAS, under the terms of the Exclusive Option Agreement, Cyntech was required to make the following payments to Windstar:


                               May 2, 2001:              $100,000
                               August 1, 2001:           $250,000
                               August 31, 2001:          $500,000
         and

         WHEREAS, Cyntech signed and Windstar agreed to accept a twelve-month note for the payment that came due on May 2, 2001 (the "Note"); and

         WHEREAS, under the terms of the Exclusive Option Agreement, Windstar is entitled to terminate the Exclusive Option Agreement upon Cyntech's default, following 180 days notice and opportunity to cure such default; and

         WHEREAS, Cyntech has provided Windstar notice that it has not been and will not be able to perform the above-stated obligations under the Exclusive Option Agreement; and

         WHEREAS, the stockholders of Windstar are stockholders of Cyntech and Windstar has a substantial financial interest in the success of Cyntech.


                                   Agreement:

         NOW, THEREFORE, upon these premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

         1. Windstar Forbearance. Windstar agrees that until August 1, 2003, it will not terminate the Exclusive Option Agreement or exercise any of its rights or remedies thereunder or under the Note for Cyntech's default in failing to meet the following obligations:

                  a. commencement of one new facility in 2001 and two new facilities in 2002; and


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                  b. making payments of $250,000, $500,000, and $100,000 due on
         August 1, 2001, August 31, 2001, and May 2, 2002, respectively.

                  2. Cyntech Efforts. Cyntech agrees that it will use its best efforts to commence the required facilities and make the required payments before August 1, 2003.

         3. Cyntech Books and Records. Cyntech agrees that it will provide Windstar with reasonable access to Cyntech's books and records such that Windstar will be able to determine whether Cyntech is making appropriate efforts to comply with the terms of the Exclusive Option Agreement and this Agreement.

         4. Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be in writing and shall be deemed to have been given on the date of service if personally served or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or on the following day if delivered by overnight courier service, or on the fifth day after mailing if mailed by certified mail, return receipt requested, addressed as follows:

         If to Tex-Oil, to:           P.O. Box 7275
                                      Columbus, GA  31908


         If to Cyntech, to:           4305 Derbyshire Trace
                                      Conyers, GA  30094
                                      Telecopy No.:  (770) 760-7789

or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the date first above written.

                                      WINDSTAR RESEARCH AND ENGINEERING, LTD.


                                      By /s/ J.W. Feighner, Jr.
                                         ---------------------------------------
                                          J.W. Feighner, Jr.
                                          Managing Director - North America

                                      CYNTECH TECHNOLOGIES, INC.


                                      By /s/ R. Frank Meyer
                                         ---------------------------------------
                                          R. Frank Meyer
                                          President and Chief Executive Officer

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